For more information contact:

Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

(434) 964-2217

JFarrar@StellarOne.com

STELLARONE CORPORATION ANNOUNCES EARNINGS CALL

Charlottesville, Virginia, April 20, 2010 - StellarOne Corporation (NASDAQ: STEL) today announced that it will release its first quarter 2010 results on Thursday, April 29, 2010, before the market opens. StellarOne Corporation's management will also host a webcast and conference call in connection with its earnings announcement, at 10:00 AM ET, to discuss results and answer questions.

To access a link to the webcast, visit www.StellarOne.com and click on Investor Relations. To participate in the conference call, dial toll free (877) 887-5215 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 1:00 PM ET on Thursday, April 29, 2010 through midnight ET on Wednesday, May 5, 2010, by dialing toll free (800) 642-1687 and using passcode # 70436760.

About StellarOne Corporation

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and asset management services. Through the activities of its sole affiliate, StellarOne Bank, StellarOne operates 56 full-service financial centers, one loan production office, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.